As filed with the Securities and Exchange Commission on May 7, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wintrust Financial Corporation
(Exact name of registrant as specified in its charter)
Illinois (State or other jurisdiction of incorporation or organization)	36-3873352 (IRS Employer Identification Number)
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
(847) 939-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kathleen M. Boege
Executive Vice President, Chief Legal Officer and Corporate Secretary
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
(847) 939-9008
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Pran Jha
Michael P. Heinz
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Wintrust Financial Corporation
Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units and
Hybrid Securities Combining Elements of the Foregoing
This prospectus relates to the potential offer and sale, in one or more offerings, of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities. We will not receive any proceeds from any sale of securities by such persons.
This prospectus provides a general description of the securities we or certain selling securityholders and their successors, including transferees, which we collectively refer to as selling securityholders, may offer. Each time we sell or any selling securityholder sells securities, we will describe the specific terms of the securities offered in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.
We and any selling securityholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and any selling securityholder’s arrangements with them in the prospectus supplement that relates to that offering, and such selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions with respect to any securities they sell.
This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “WTFC.” On May 6, 2026, the last sales price on The NASDAQ Global Select Market for our common stock was $153.28. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
Investing in our securities involves risk. See “Risk Factors” included on page 1 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation, which we refer to as the FDIC, or any other governmental agency.
Our principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.
The date of this prospectus is May 7, 2026.

Prospectus

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, utilizing an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling securityholder may offer and sell, in one or more offerings, the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we offer or any selling securityholder offers these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. You should review the complete document to evaluate these statements.
You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
Each reference in this prospectus to “Wintrust,” “the Company,” “we,” “us” and “our” means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished,” including any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement, shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we filed with the SEC (file number 001-35077) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until the offerings of the securities contemplated by this prospectus are terminated:
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our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 6, 2026;

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those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2026 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025; and

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the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847)939-9000
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is lawful to sell these securities. Neither we nor any selling securityholders are making any offer of these securities in any state where the offer is not permitted.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference or deemed incorporated by reference, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as other risks and uncertainties set forth from time to time in our other filings with the SEC and those set forth below.
We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time and management’s long-term performance goals, as well as statements relating to the anticipated effects on our financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors and uncertainties, including the following:
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economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect our liquidity and the performance of our loan portfolios, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, particularly in the markets in which we operate;

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negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;

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the extent of defaults and losses on our loan portfolio, which may require further increases in our allowance for credit losses;

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estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

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the financial success and economic viability of the borrowers of our commercial loans;

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commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;

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the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in our allowance for credit losses;

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inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

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changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, our liquidity and the value of our assets and liabilities;

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the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect our net interest income and net interest margin, and which could materially adversely affect our profitability;

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competitive pressures in the financial services business which may affect the pricing of our loan and deposit products as well as our services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

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failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to our recent or future acquisitions;

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unexpected difficulties and losses related to FDIC-assisted acquisitions;

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harm to our reputation;

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any negative perception of our financial strength;

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our ability to raise additional capital on acceptable terms when needed;

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disruption in capital markets, which may lower fair values for our investment portfolio;

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our ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

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failure or breaches of our security systems or infrastructure, or those of third parties;

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security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;

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adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);

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adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

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increased costs as a result of protecting our customers from the impact of stolen debit card information;

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accuracy and completeness of information we receive about customers and counterparties to make credit decisions;

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our ability to attract and retain senior management experienced in the banking and financial services industries;

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environmental liability risk associated with lending activities;

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the impact of any claims or legal actions to which we are subject, including any effect on our reputation;

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losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

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the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

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the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;

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the expenses and delayed returns inherent in opening new branches and de novo banks;

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liabilities, potential customer loss or reputational harm related to closings of existing branches;

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examinations and challenges by tax authorities, and any unanticipated impact of tax legislation;

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changes in accounting standards, rules and interpretations, and the impact on our financial statements;

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our ability to receive dividends from our subsidiaries;

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a decrease in our capital ratios, including as a result of declines in the value of our loan portfolios, or otherwise;

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legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

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changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;

v

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a lowering of our credit rating;

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changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;

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regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;

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increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

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the impact of heightened capital requirements;

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increases in our FDIC insurance premiums, or the collection of special assessments by the FDIC;

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delinquencies or fraud with respect to our premium finance business;

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credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing our premium finance loans;

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our ability to comply with covenants under our credit facility;

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fluctuations in the stock market, which may have an adverse impact on our wealth management business and brokerage operation; and

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widespread outages of operational, communication or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to any forward-looking statement. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You are advised, however, to consult further disclosures management makes on related subjects in Wintrust’s reports filed with the SEC.

THE COMPANY
Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois, with total assets of approximately $72.2 billion as of March 31, 2026. We provide community-oriented, personal and commercial banking services to customers generally located in the Chicago metropolitan area, southern Wisconsin, northwest Indiana and west Michigan through our 16 wholly-owned-banking subsidiaries, as well as the origination of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A. In addition, we provide specialty finance services, including financing for the payment of property and casualty insurance premiums and life insurance premiums on a national basis through FIRST Insurance Funding, a division of our wholly-owned subsidiary Lake Forest Bank & Trust Company, N.A. (“Lake Forest Bank”), and Wintrust Life Finance, a division of Lake Forest Bank, and in Canada through our premium finance company, First Insurance Funding of Canada, lease financing and other direct leasing opportunities through our wholly-owned subsidiary, Wintrust Asset Finance, Inc., and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. Further, we provide a full range of wealth management services primarily to customers in our market area through four separate subsidiaries: Wintrust Private Trust Company, N.A., Wintrust Investments, LLC, Great Lakes Advisors, LLC and Chicago Deferred Exchange Company, LLC.
Our common stock, no par value, and our depositary shares, each representing a 1/1,000th interest in a share of 7.875% fixed-rate reset non-cumulative perpetual preferred stock, series F, no par value, are traded on The NASDAQ Global Select Market, or NASDAQ, under the ticker symbols “WTFC” and “WTFCN,” respectively. Wintrust’s principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, and our telephone number is (847) 939-9000.
RISK FACTORS
Investing in our securities involves risk. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and under similar headings in our subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.
USE OF PROCEEDS
We will not receive any proceeds from any securities sold by a selling securityholder.
Except as otherwise provided in the prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.
Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

GENERAL DESCRIPTION OF SECURITIES
We or any selling securityholder may offer under this prospectus debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing, either individually or as units consisting of two or more securities.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Description of Debt Securities
We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term “Wintrust” means Wintrust Financial Corporation and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.
General
We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and, in the case of debt securities in bearer form, any coupons to these securities will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the “senior indenture.” Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures,” and we refer to senior debt securities and subordinated debt securities collectively as the “debt securities.”
The provisions of the indentures allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.
The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series, as authorized by Wintrust. The covenants and provisions in the indentures afford the holders of the debt securities of any series only limited protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Wintrust that may adversely affect such holders.

Terms Specified in Prospectus Supplement
We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
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classification as senior or subordinated debt securities and the specific designation;

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aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

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the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

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original issue and stated maturity date or dates;

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the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

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the interest payment dates, if any;

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the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

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any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

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whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

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whether we will issue the debt securities in temporary form and under what terms and conditions;

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the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on the date is linked;

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any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

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a discussion of any material U.S. federal income tax considerations applicable to the debt securities; and

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any other terms and conditions set forth therein.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.
Registration, Denominations, Exchange and Transfer of Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.
As described in the section entitled “Book-Entry System,” the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-Entry System.”
Subordination of the Subordinated Debt Securities
The subordinated indenture will provide that the subordinated debt securities are subordinated and junior in right of payment to Wintrust’s obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Wintrust as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Wintrust ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Wintrust the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Wintrust ranking junior to the subordinated debt securities.
In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Wintrust with respect to the principal or interest on the subordinated debt securities.
The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:
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all indebtedness of Wintrust for money borrowed, including any obligation of, or any obligation guaranteed by, Wintrust, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

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any deferred obligation of Wintrust for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

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all obligations, contingent or otherwise, of Wintrust in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

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all capital lease obligations of Wintrust;

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all obligations of Wintrust in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

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all obligations of the type referred to in the above five bullets of other persons for the payment of which Wintrust is responsible or liable as obligor, guarantor or otherwise;

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all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or assets of Wintrust, whether or not such obligation is assumed by Wintrust; and

•
any obligations of Wintrust to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 12 C.F.R. Part 217 for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:
•
any securities issued under the subordinated indenture (including the subordinated debt securities);

•
Wintrust’s junior subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of Wintrust which are outstanding or which are issued by a subsidiary trust of Wintrust;

•
any guarantee in respect of any trust preferred securities of a subsidiary trust of Wintrust; or

•
any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Wintrust’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

The subordinated debt securities will rank senior to all of Wintrust’s equity securities, including its preferred stock, whether now outstanding or subsequently created.
The indentures do not limit the aggregate amount of senior indebtedness that may be issued by Wintrust.
Events of Default
Events of Default and Certain Remedies Under the Senior Indenture.   Under the senior indenture, each of the following will be an “event of default” with respect to a series of senior debt securities:
•
failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•
failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

•
specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

If an event of default described in any of the first, second or third bullets above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.
The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:
•
Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

•
all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original issue discount securities) to the date of such payment or deposit);

•
all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original issue discount securities) to the date of such payment on deposit;

•
all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

•
any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
Events of Default and Certain Remedies Under the Subordinated Indenture.   Under the subordinated indenture, each of the following will be an “event of default” with respect to a series of subordinated debt securities:
•
failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•
failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

•
specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:
•
Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

•
all matured installments of interest on all the subordinated debt securities of such series that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit);

•
all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

•
any and all defaults with respect to subordinated debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration upon the occurrence of an event of default described in the first three bullets of the definition of “event of default” above.
Remedies on Events of Default Under Either Indenture.   Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Wintrust will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Wintrust does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Wintrust or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Wintrust or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.
No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:
•
the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;
•
the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person holding outstanding debt securities under the applicable indenture, that no one or more holders of outstanding debt securities under the applicable indenture shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on any such debt securities on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Wintrust, shall not be impaired or affected without the consent of such holder.
Subject to certain restrictions, the holders of a majority in aggregate principal amount of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Wintrust, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.
Wintrust is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Wintrust of its obligations under the applicable indenture during the preceding year.
The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.
Modifications and Amendments
Wintrust and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:
•
to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

•
to evidence the succession of another person to Wintrust and the assumption by any such successor of the covenants of Wintrust contained in the indentures and the debt securities pursuant to the obligations set forth in “— Consolidation, Merger and Sale of Assets”;

•
to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

•
to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

•
to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•
to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Wintrust in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

•
to add any events of default with respect to all or any series of the debt securities;

•
to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

•
to secure the debt securities;

•
to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof;

•
to make any change that does not materially and adversely affect the rights of any holder (except as provided in immediately following bullet); and

•
in the case of the subordinated indenture, to clarify ambiguities or to meet regulatory requirements for the subordinated debt securities of any series to qualify as Tier 2 capital or other regulatory capital for bank regulatory purposes.

Without prior notice to any holders, Wintrust and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Wintrust with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:
•
change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;

•
reduce the principal amount thereof or the rate of interest thereon;

•
reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

•
reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

•
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•
modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to holders, except to clarify ambiguities or to meet regulatory requirements for the subordinated debt securities of any series to qualify as Tier 2 capital or other regulatory capital for bank regulatory purposes.

It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Wintrust shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Wintrust will mail supplemental indentures to holders upon request. Any failure of Wintrust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.
Satisfaction, Discharge and Defeasance
Satisfaction and Discharge.   Wintrust may discharge most of its obligations under the indentures to holders of the debt securities of any series if:
•
it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

•
it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Wintrust has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance.   Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Wintrust, at its option:
•
will be released from any and all obligations in respect of the debt securities of any series, which is known as “defeasance and discharge”; or

•
need not comply with certain designated covenants regarding the debt securities of any series, which is known as “covenant defeasance.”

If Wintrust exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.
To exercise either its defeasance and discharge or covenant defeasance option, Wintrust must:
•
deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

•
deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service, or the IRS, which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance.

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Wintrust will no longer be liable for payment and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Wintrust will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.
The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Wintrust exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets
The indentures provide that Wintrust may consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any person or entity, provided that:
•
Wintrust is the continuing person or the person (if other than Wintrust) formed by such consolidation or into which Wintrust is merged or to which properties and assets of Wintrust are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Wintrust on all of the debt securities and under the applicable indenture and the performance of every other covenant of the applicable indenture on the part of Wintrust; and

•
Wintrust delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the applicable indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Wintrust, the successor person formed by such consolidation or into which Wintrust is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Wintrust under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the debt securities.
Concerning the Trustee
The applicable prospectus supplement will specify who will act as trustee under the senior indenture pursuant to which the senior debt securities will be issued. U.S. Bank Trust Company, National Association (formerly U.S. Bank National Association) will act as trustee under the subordinated indenture pursuant to which the subordinated debt securities will be issued. U.S. Bank Trust Company, National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.
Governing Law
The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.
Payment and Paying Agent
Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt securities of any series on any interest payment date to the persons in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.
All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Wintrust upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Wintrust, and the trustee will have no liability therefor.
Description of Capital Stock
The following description of our capital stock does not purport to be complete and is qualified, in all respects, by reference to applicable Illinois law and our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our amended and restated by-laws, as amended which we refer to as our by-laws, our Certificate of Designations of 7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F, which we refer to as our Series F Certificate of Designations, each of which is incorporated by reference in the registration statement of which this prospectus is part. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”
Authorized Capital Stock
Under our articles of incorporation, we have the authority to issue 100 million shares of common stock, without par value, and 20 million shares of preferred stock, without par value (18,000 of which are designated as shares of our Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F, which we refer to as the series F preferred). We may issue shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the Illinois Business Corporation Act, or the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any outstanding series of our preferred stock, including the series F preferred, and any series of preferred stock that we may designate and issue in the future.
Common Stock
Common Stock Outstanding.   As of April 30, 2026, we had 67,447,756 shares of our common stock issued and outstanding. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including the series F preferred and any series of preferred stock that we may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the IBCA.
Voting Rights.   Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors of the Company may elect all of the directors standing for election.
Dividend Rights.   The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of our outstanding preferred stock, including the series F preferred.

Liquidation Rights.   Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company, including the series F preferred.
Absence of Other Rights.   Under our articles of incorporation, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.
Listing.   Our common stock is listed on NASDAQ under the ticker symbol “WTFC.” We intend to apply to NASDAQ to list any additional shares of common stock offered hereby.
Series F Preferred Stock
Series F Preferred Stock Outstanding.   As of April 30, 2026, we had 17,000 shares of series F preferred outstanding, which are represented by depositary shares, each representing a 1/1,000th interest in a share of series F preferred, which we refer to as the series F depositary shares.
Dividends.   Non-cumulative dividends on the series F preferred are payable quarterly in arrears when, as and if declared by our board of directors at a fixed rate of 7.875% per annum from, and including, May 22, 2025 to, but excluding, July 15, 2030, and from, and including, that date at a floating rate equal to the Five-Year Treasury Rate (as defined in the Series F Certificate of Designations) plus 3.878%. With certain limited exceptions, if we do not pay full cash dividends on the series F preferred for the most recently completed dividend period, we may not pay dividends on, repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking junior to the series F preferred.
Redemption.   Our series F preferred may be redeemed (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2030, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Series F Certificate of Designations), in each case, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.
Conversion.   Holders of our series F preferred shall not have any rights to convert shares of our series F preferred into, or exchange shares of our series F preferred for, shares of any other class of capital stock of the Company.
Reorganization Events and Fundamental Transactions.   If the Company liquidates, dissolves or winds-up, either voluntarily or involuntarily, holders of series F preferred shall be entitled to receive a liquidating distribution of $25,000 per share of series F preferred, plus any declared and unpaid dividends thereon (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to shareholders of the Company, before the Company makes any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made pro rata as to our series F preferred and any other parity stock and only to the extent of the Company’s assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to our series F preferred and any other parity stock.
Voting Rights.   Holders of our series F preferred generally do not have any voting rights, except as required by law or as may be required by the rules of NASDAQ. However, we may not amend our articles of incorporation in a manner adverse to the rights of the holders of our series F preferred, issue capital stock ranking senior to the series F preferred or take certain other actions without the approval of the holders of the series F preferred. In addition, holders of series F preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on our series F preferred for six or more quarterly dividend periods, whether or not consecutive. Holders of series F preferred shall have one vote per share on any matter in which holders of series F preferred are entitled to vote.
Preferred Stock
Blank Check Preferred Stock.   We or any selling securityholder may offer shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.
Preferred Stock Offered Hereby.   If we offer or any selling securityholder offers preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, to the extent not already described herein, including the following, where applicable:
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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

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whether dividends are or will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock are or will accumulate;

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the dividend periods (or the method of calculating the dividend periods);

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the voting rights of the preferred stock, if any;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

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whether or not the shares of the series are or will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

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whether or not and on what terms the shares of the series are or will be subject to redemption or repurchase at our option;

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whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock; and

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the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the certificate of designations relating to a series of preferred stock which will be or have been filed with the SEC.
Series F Depositary Shares
Series F Depositary Shares Outstanding.   As of April 30, 2026, we had 17,000,000 series F depositary shares outstanding.
Dividends and Other Distributions.   The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited series F preferred to the record holders of series F depositary shares represented thereby in proportion to the number of series F depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of series F depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution (including any requirement that we or the depositary withhold an amount on account of taxes). In that event, the depositary may, with our approval, adopt a method as it deems equitable and practicable for purposes of effecting the distribution, including selling the property (at a public or private sale) and distributing the net proceeds from the sale to the holders of the series F depositary shares in proportion to the number of series F depositary shares they hold. Record dates for the payment of dividends and other matters relating to the series F depositary shares will be the same as the corresponding record dates for the series F preferred. The amounts distributed to holders of series F depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption.   If we redeem the series F preferred represented by the series F depositary shares, the series F depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the series F preferred held by the depositary. The redemption price per series F depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the series F preferred (or $25.00 per series F depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of series F preferred held by the depositary, the depositary will redeem, as of the same redemption date, the number of series F depositary shares representing shares of series F preferred so redeemed. In case of any redemption of less than all of the outstanding series F depositary shares, the series F depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the depositary will redeem series F depositary shares only in increments of 100 shares and any multiple thereof.
Liquidation Preference.   In the event that we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, each holder of a series F depositary share will be entitled to receive a liquidation distribution of $25.00 per series F depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the series F preferred as to that distribution.
Voting Rights.   When the depositary receives notice of any meeting at which the holders of the series F preferred are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the series F depositary shares representing the series F preferred. Each record holder of the series F depositary shares on the record date, which will be the same date as the record date for the series F preferred, may instruct the depositary to vote the amount of the series F preferred represented by the holder’s series F depositary shares. To the extent possible, the depositary will vote the amount of the series F preferred represented by series F depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any series F depositary shares representing the series F preferred, it will vote all series F depositary shares held by it proportionately with instructions received.
Listing.   Our series F depositary shares are listed on NASDAQ under the ticker symbol “WTFCN.”
Depositary Shares
We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of the depositary shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the transfer agent and registrar for each series of preferred stock will be Equiniti Trust Company, LLC.

Certain Provisions of Our Articles of Incorporation, Our By-Laws, Illinois Law and Certain Applicable Banking Regulations That May Have an Anti-Takeover Effect
Certain provisions of our articles of incorporation, our by-laws, Illinois law and certain applicable banking regulations may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors.
These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.
These provisions of our articles of incorporation and our by-laws include the following:
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our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

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our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting; and

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our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA, as amended, which prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination;

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receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

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is approved by at least two-thirds of the disinterested directors; or

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provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:
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the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

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the fair market value per share of common stock on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

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For purposes of Section 7.85 of the IBCA, a disinterested director means any member of the board of directors of the corporation who:

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is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

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was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

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was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

The amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock; provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) regarding indemnification of directors and officers by the Company and limitation of liability for directors and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Our by-laws provide that the power to make, alter, amend or repeal the by-laws shall be vested in the shareholders or the board of directors by a resolution adopted by a majority of the board of directors.
The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by members of our board of directors.
The ability of a third party to acquire equity securities or control of the Company is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act, requires any “bank holding company” (as defined in the BHC Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock or another class of our voting securities. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock or another class of our voting securities under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock or another class of our voting securities, other than an individual, is subject to regulation as a “bank holding company” under the BHC Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of our common stock or another class of our voting securities (as applicable) that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock or another class of our voting securities (as applicable), including pursuant to any warrants to purchase our common stock or another class of our voting securities held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of our outstanding common stock or another class of our voting securities.
Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts pursuant to which holders will purchase from us a number of shares of common stock at a future date, which we refer to as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and securities of the Company or of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to as stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.
Description of Warrants
We may issue warrants to purchase debt securities, common stock or preferred stock of the Company. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from those securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements.
We will describe in the applicable prospectus supplement relating to any warrants we are offering the specific terms relating to the offering, which terms may include some or all of the following:
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the title of the warrants;

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the offering price and aggregate number of warrants offered;

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the designation, number and terms of the debt securities, common stock or preferred stock that can be purchased if a holder exercises the warrant and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the terms of any rights to redeem or call the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants; and

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

BOOK-ENTRY SYSTEM
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for the securities offered hereunder (the Offered Securities). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security, which we refer to as the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.
To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.
In the event of an offer to purchase outstanding Offered Securities, a Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to the tender or remarketing agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to the tender or remarketing agent’s DTC account. Holders of our outstanding preferred stock or subordinated notes should not expect the Company to redeem or repurchase such instruments prior to their maturity.
DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.
The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.
Neither the Company, the trustee nor their respective agents are responsible for the performance by DTC or its Direct Participants or Indirect Participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.
Selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities. In addition to selling securities under this prospectus, selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, selling securityholders may decide not to sell any securities offered hereby.
The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:
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the type and terms of the securities being offered;

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the names of any selling securityholders, if applicable;

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the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

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the purchase price of the securities;

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the proceeds we will receive from the sale of the securities;

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the names of the securities exchanges, if any, on which the securities are listed;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents and any delayed delivery arrangements.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and any selling securityholder may transfer the securities by other means not described in this prospectus.
General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us or selling securityholders and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commission under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
This prospectus, together with any applicable prospectus supplement, may also be used by our affiliate in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.
Sale Through Underwriters or Dealers
If we use or a selling securityholder uses underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.
We or any selling securityholder may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
If we use or a selling securityholder uses dealers in a sale of securities, we or such selling securityholder will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents and Others
We or any selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or any selling securityholder may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us or any selling securityholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.
We or any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling securityholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Indemnification
We or a selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.
Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
LEGAL MATTERS
The validity of the debt securities, common stock, warrants, preferred stock, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of Wintrust Financial Corporation appearing in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the offering described in this registration statement:
SEC registration fee	$	*
Printing fees and expenses		**
Legal fees and expenses		**
Trustee fees and expenses		**
Rating agencies’ fees and expenses		**
Accountants’ fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*
In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Illinois Business Corporation Act
Section 8.75 of the Illinois Business Corporation Act, as amended, which we refer to as the IBCA, provides generally and in pertinent parts that an Illinois corporation may indemnify its directors, officers, employees and agents, or anyone serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (in the case of actions by or in the right of the corporation) or against expenses, judgments, fines and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit, or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. If a present or former director, officer or employee of an Illinois corporation has been successful in the defense of any such action, suit or proceeding, claim, issue or matter, such person shall be indemnified by the corporation against expenses if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.
Section 8.75 of the IBCA further permits an Illinois corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its by-laws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of the IBCA.

Our Articles of Incorporation and By-laws
Article NINE of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and Article VI of our amended and restated by-laws, as amended, which we refer to as our by-laws, provide that we shall, to the full extent permitted by law, indemnify those persons whom we may indemnify pursuant thereto, and contain provisions substantially similar to Section 8.75 of the IBCA. The foregoing description of our articles of incorporation and by-laws are qualified in their entirety by reference to such documents, which are listed as Exhibits 4.1 and 4.3 hereto and incorporated by reference herein.
Indemnification Agreements
We have entered into individual indemnification agreements with each of our non-employee directors and certain of our executive officers, which we refer to collectively as the Indemnification Agreements, which implement with more specificity the indemnification provisions provided by our by-laws and provide, among other things, that to the fullest extent permitted by applicable law, we will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Company, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement. The Indemnification Agreements are in addition to any other rights each non-employee director or officer may be entitled to under our articles of incorporation, by-laws and applicable law.
Directors’ and Officers’ Liability Insurance
We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
Item 16.   Exhibits
Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Offered Securities.
4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, Exhibits 3.1 and 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2011 and Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.2	Certificate of Designations of Wintrust Financial Corporation filed on May 9, 2025 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series F Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2025).
4.3	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2024).
4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 9, 2014).
4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 6, 2020).
4.6*	Form of Senior Debt Security.
4.7*	Form of Subordinated Debt Security.

Exhibit No.	Description
4.8*	Form of Certificate of Designations for preferred stock (together with form of preferred stock certificate).
4.9*	Form of Deposit Agreement.
4.10*	Form of Purchase Contract Agreement.
4.11*	Form of Warrant Agreement (together with form of warrant certificate).
4.12*	Form of Stock Purchase Unit Agreement.
5.1	Opinion of Sidley Austin LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee with respect to the Senior Debt Securities under the Senior Indenture.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee with respect to the Subordinated Debt Securities under the Subordinated Indenture.
107	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference herein, if applicable.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, as applicable.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 7th day of May 2026.
WINTRUST FINANCIAL CORPORATION
By:
/s/ KATHLEEN M. BOEGE

Name:
Kathleen M. Boege

Title:
Executive Vice President, Chief Legal Officer and Corporate Secretary

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints each of David A. Dykstra, David L. Stoehr and Kathleen M. Boege, and any of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite, necessary and/or desirable to be done in and about the premises, as fully to all intents and purposes as they, he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 7, 2026 by the following persons in the capacities indicated.
Signature	Title
/s/ H. Patrick Hackett, Jr. H. Patrick Hackett, Jr.	Chairman of the Board of Directors
/s/ Timothy S. Crane Timothy S. Crane	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ David L. Stoehr David L. Stoehr	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jeffrey D. Hahnfeld Jeffrey D. Hahnfeld	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

Signature	Title
/s/ Elizabeth H. Connelly Elizabeth H. Connelly	Director
/s/ Peter D. Crist Peter D. Crist	Director
/s/ William J. Doyle William J. Doyle	Director
/s/ Marla F. Glabe Marla F. Glabe	Director
/s/ Brian A. Kenney Brian A. Kenney	Director
/s/ Laura A. Kohl Laura A. Kohl	Director
/s/ Deborah L. Hall Lefevre Deborah L. Hall Lefevre	Director
/s/ Suzet M. McKinney Suzet M. McKinney	Director
/s/ David S. Richter David S. Richter	Director
/s/ Gregory A. Smith Gregory A. Smith	Director
/s/ Karin Gustafson Teglia Karin Gustafson Teglia	Director
/s/ Alex E. Washington, III Alex E. Washington, III	Director